Jennison Blend Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102



	August 29, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                        Re: Jennison Blend Fund, Inc.
                         File No. 811-03336


Ladies and Gentlemen:

      Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison Blend Fund, Inc. for the semi-annual period ended June 30, 2005. The Form N-SAR was filed using the EDGAR system.



                                          Very truly yours,



                                          /s/ Jonathan D. Shain
                                          Jonathan D. Shain
                                          Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of August 2005.







Jennison Blend Fund, Inc.





Witness: /s/ Jonathan D. Shain            		By: /s/ Grace C. Torres
         Jonathan D. Shain  	      			     Grace C. Torres
         Assistant Secretary		      		      Treasurer





























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